Exhibit 31.4

Certification of Chief Financial Officer

Pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a)

I, Guy Sirkes, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2025 of Nine Energy Service, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2026	By:	/s/ Guy Sirkes
Executive Vice President and Chief Financial Officer (Principal Financial Officer)